UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) November 27, 2013

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

OCI USA Equity Commitment

In connection with the financing transactions described in Item 2.03 of this Current Report on Form 8-K, on November 27, 2013, OCI USA Inc. (“OCI USA”) and OCI Partners LP (the “Partnership”) entered into a letter agreement providing for OCI USA’s obligation to make equity contributions to the Partnership under certain circumstances (the “Commitment Letter”). Pursuant to the Commitment Letter, (i) if prior to the completion of the Partnership’s debottlenecking project in 2014, the Partnership or OCI Beaumont LLC (“OCIB”) have liquidity needs for working capital or other purposes and the restrictions under the Term Loan Facility (as defined below) or any other debt instruments of the Partnership or OCIB prohibit the Partnership or OCIB from incurring sufficient additional debt to fund such liquidity needs, then upon notice from the Partnership, OCI USA (or an affiliate designated by OCI USA) shall provide such liquidity to the extent of such needs in the form of an equity contribution to the Partnership and (ii) in the event OCIB fails to comply with any of the financial covenants contained in the Term Loan Facility as of the last day of any fiscal quarter, then upon notice from the Partnership, OCI USA (or an affiliate designated by OCI USA that is not a party to the Term Loan Facility) shall make cash contributions to the Partnership as common equity in the amount of the cure amount and by the date required by the Term Loan Facility, so that the Partnership can further contribute such funds to OCIB to cure such non-compliance, subject to and in accordance with the terms and conditions of the Term Loan Facility. OCI USA shall not be obligated to make aggregate equity contributions to the Partnership in excess of $100.0 million pursuant to the Commitment Letter.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amendment No. 1 to Term Loan Credit Agreement

The description of Amendment No. 1 (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of Amendment No. 1 is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to Intercompany Term Facility Agreement

The description of the Intercompany Facility Amendment (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the Intercompany Facility Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment No. 1 to Term Loan Credit Agreement

On November 27, 2013, OCI USA, OCIB and the Partnership entered into Amendment No. 1 (“Amendment No. 1”) to the Term Loan Credit Agreement, dated August 20, 2013 (as so amended, the “Term Loan Facility”), with Bank of America, N.A., as administrative agent, collateral agent and incremental term loan lender, and the other lenders party thereto. Pursuant to the terms of Amendment No. 1, OCIB borrowed $165.0 million in incremental term loans (the “Incremental Term Loans”) under the Term Loan Facility. The Incremental Term Loans have terms and provisions identical to the existing term loans (the “Existing Term Loans”) outstanding under the Term Loan Facility, and the Incremental Term Loans and the Existing Term Loans collectively comprise a single tranche of Term B-2 Loans under the Term Loan Facility (the “Term B-2 Loans”). OCIB will use the proceeds from the Incremental Term Loans to (i) repay all of its outstanding intercompany indebtedness under the Intercompany Term Facility (as defined below) (such repayment of intercompany indebtedness, the “Intercompany Repayment”) and (ii) pay fees and expenses related to the foregoing repayment and the Incremental Term Loans. Amendment No. 1 also adjusted the amortization schedule for the Term B-2 Loans to encompass the new tranche composed of the Incremental Term Loans. In addition, Amendment No. 1 clarified that the maximum principal amount of Incremental Term Loans that may be incurred under the Term Loan Facility is the sum of (and not the greater of) (a) $100.0 million and (b) such other amount such that, after giving effect on a pro forma basis to any such incremental facility and other applicable pro forma adjustments, the first lien net leverage ratio is equal to or less than 1.25 to 1.00.

The Term B-2 Loans, as well as related fees and expenses, are unconditionally guaranteed by the Partnership. The Term B-2 Loans mature on August 20, 2019 and are subject to certain mandatory prepayment obligations upon the disposition of certain assets and the incurrence of certain indebtedness. The Term B-2 Loans, and related fees and expenses, are secured by a first priority lien on substantially all of OCIB’s assets and a pledge by the Partnership of its ownership interest in OCIB. The Term B-2 Loans are subject to mandatory repayments of 0.25% of the aggregate principal amount outstanding at the end of each fiscal quarter. Interest on the Term B-2 Loans accrues, at OCIB’s option, at adjusted LIBOR plus 5.00% per annum or the alternate base rate plus 4.00%, but if

OCIB has received both (a) a corporate credit rating of B from S&P and (b) a corporate family rating of Ba3 from Moody’s (in each case with at least a stable outlook), or better, such rates will immediately be reduced by 0.50% until such time, if any, as such ratings are no longer in effect. The Term Loan Facility contains customary covenants and conditions. Upon the occurrence of certain events of default under the Term Loan Facility, OCIB’s obligations under the Term Loan Facility may be accelerated. In addition, OCIB may not permit, on the last day of any fiscal quarter, (i) the consolidated senior secured net leverage ratio to exceed (x) in the case of each fiscal quarter ending prior to March 31, 2015, 2.00 to 1.00 and (y) in the case of the fiscal quarter ending March 31, 2015 and each fiscal quarter ending thereafter, 1.75 to 1.00, and (ii) the consolidated interest coverage ratio on the last day of any fiscal quarter to be less than 5.00 to 1.00.

The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Amendment No. 1 to Intercompany Term Facility Agreement

In connection with the Intercompany Repayment from the proceeds of the Incremental Term Loans described above, on November 27, 2013, OCIB entered into Amendment No. 1 (the “Intercompany Facility Amendment”) to the Intercompany Term Facility Agreement, dated September 15, 2013 (as so amended, the “Intercompany Term Facility”), with OCI Fertilizer International B.V. (“OCI Fertilizer”). Pursuant to the Intercompany Facility Amendment, OCI Fertilizer agreed to lend up to $100.0 million to OCIB after the effectiveness of the Intercompany Repayment. Borrowings under the Intercompany Term Facility bear interest at an interest rate equal to the sum of (i) the rate per annum applicable to the Term B-2 Loans discussed above, plus (ii) 0.25%.

The foregoing description of the Intercompany Facility Amendment is not complete and is qualified in its entirety by reference to the full text of the Intercompany Facility Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of November 27, 2013, by and between OCI USA Inc. and OCI Partners LP

10.2	Amendment No. 1 to Term Loan Credit Agreement, dated as of November 27, 2013, among OCI USA Inc., OCI Beaumont LLC, OCI Partners LP, Bank of America, N.A., as administrative agent, collateral agent and incremental term loan lender, and the other lenders party thereto

10.3	Amendment No. 1 to Intercompany Term Facility Agreement, dated as of November 27, 2013, by and among OCI Fertilizer International B.V. and OCI Beaumont LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

By: OCI GP LLC, its general partner

Dated: November 27, 2013	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of November 27, 2013, by and between OCI USA Inc. and OCI Partners LP

10.2	Amendment No. 1 to Term Loan Credit Agreement, dated as of November 27, 2013, among OCI USA Inc., OCI Beaumont LLC, OCI Partners LP, Bank of America, N.A., as administrative agent, collateral agent and incremental term loan lender, and the other lenders party thereto

10.3	Amendment No. 1 to Intercompany Term Facility Agreement, dated as of November 27, 2013, by and among OCI Fertilizer International B.V. and OCI Beaumont LLC